Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

		Percentage of Voting
Names of Subsidiary	Place of Organization	Securities Owned
First Financial Bankshares of Delaware, Inc.	Delaware	100%

First Financial Investments, Inc.	Texas	100%

First Financial Investments of Delaware, Inc.	Delaware	100%

First Technology Services, Inc. Abilene, Texas	Texas	100	%**

First Financial Trust & Asset Management Company, National Association* Abilene, Texas	Texas	100	%**

First Financial Bank, National Association* Abilene, Texas	Texas	100	%**

First Financial Bank Hereford, Texas	Texas	100	%**

First Financial Bank Huntsville, Texas	Texas	100	%**

First Financial Bank, National Association* Sweetwater, Texas	Texas	100	%**

First Financial Bank, National Association* Eastland, Texas	Texas	100	%**

First Financial Bank, National Association* Cleburne, Texas	Texas	100	%**

First Financial Bank, National Association* Stephenville, Texas	Texas	100	%**

First Financial Bank, National Association* San Angelo, Texas	Texas	100	%**

First Financial Bank, National Association* Weatherford, Texas	Texas	100	%**

First Financial Bank, National Association* Southlake, Texas	Texas	100	%**

First Financial Bank, National Association* Mineral Wells, Texas	Texas	100	%**

First Financial Insurance Agency, Inc. Abilene, Texas	Texas	100	%**

*	Federal charter.

**	By First Financial Bankshares of Delaware, Inc.